ABSOLUTE SHARES TRUST
(the “Trust”)

Financial Code of Ethics for Principal Executive and Financial Officers

This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder.

1.	HONEST AND ETHICAL CONDUCT
The Principal Executive Officer, Principal Financial Officer, or other Trust officers performing similar functions (the “Principal Officers”) of the Trust shall act with honesty and integrity, ethically handle actual or apparent conflicts of interest between personal and professional relationships, and shall report any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest between their interests and those of the Trust to the Audit Committee, the full Board of Trustees of the Trust, and, in addition, to any other appropriate person or entity that may reasonably be expected to deal with any conflict of interest in timely and expeditious manner.  A conflict of interest can arise when a person takes actions or has interests that may make it difficult to perform his or her work on behalf of the Trust objectively and effectively.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting acts or allowing their independent judgment to be subordinated or compromised.

The names of the Principal Officers covered by this Code of Ethics are listed on Schedule A hereto.

2.	FINANCIAL RECORDS AND REPORTING
The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange Commission or other applicable body by the Trust, or that is otherwise publicly disclosed or communicated.  The Principal Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information except when authorized or legally obligated to disclose.  The Principal Officers will not use for their personal benefit (directly or indirectly) any confidential information acquired in the course of their duties as Principal Officers.

The Principal Officers shall share knowledge with relevant parties to keep them informed of the business affairs of the Trust, as appropriate, and maintain skills important and relevant to the Trust’s needs; shall proactively promote ethical behavior of the Trust’s employees and as a partner with industry peers and associates; and shall maintain control over and responsibly manage assets and resources employed or entrusted to them by the Trust.

3.	COMPLIANCE WITH LAWS, RULES AND REGULATIONS
The Principal Officers shall establish and maintain mechanisms to oversee the compliance of the Trust with applicable federal, state or local law, regulation or administrative rule, and to identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local law, regulation or rule.

4.	COMPLIANCE WITH THIS CODE OF ETHICS
The Principal Officers shall promptly report any violations of this Code of Ethics, including violations of securities laws or other laws, rules and regulations applicable to the Trusts, to the Audit Committee as well as the full Board of Trustees of the Trust and shall be held accountable for strict adherence to this Code of Ethics.  A proven failure to uphold the standards stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Trustees of the Trust.

5.	AFFIRMATION OF THE CODE
Upon adoption of the Code, the Principal Officers must affirm in writing that they have received, read and understand the Code, and annually thereafter must affirm that they have complied with the requirements of the Code.

6.	AMENDMENT AND WAIVER
This Code of Ethics may only be amended or modified by approval of the Board of Trustees.  Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics shall be communicated publicly in accordance with Item 2 of Form N-CSR under the 1940 Act.

Adopted: June 11, 2014

Amended: November 12, 2015

ABSOLUTE SHARES TRUST
(the “Trust”)

Financial Code of Ethics for Principal Executive and Financial Officers

SCHEDULE A

Principal Executive Officer	Don Schreiber, Jr.

Principal Financial Officer	Steve Van Solkema

As of February 27, 2020

ABSOLUTE SHARES TRUST
(the “Trust”)

INITIAL CODE OF ETHICS CERTIFICATION
FOR
PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICERS

I, Steve Van Solkema, acknowledge that I have received and read a copy of the Financial Code of Ethics for Principal Executive and Financial Officers (the “Code”) of the Absolute Shares Trust (the “Trust”) and that I understand it.  I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Principal Officer of the Trust.

I also acknowledge my responsibility to report any violation of the Code to the Trust’s Audit Committee as well as the full Board of Trustees of the Trust and shall be held accountable for strict adherence to this Code.

Name:________________________________
                     (please print)

Title: _________________________________
                     (please print)

Signature: _____________________________

Date: _________________________________

ABSOLUTE SHARES TRUST
(the “Trust”)

CODE OF ETHICS CERTIFICATION
FOR
PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICERS

I, Don Schreiber, Jr., Principal Executive Officer of Absolute Shares Trust (the “Trust”), hereby certify that I have received and read the Financial Code of Ethics for Principal Executive and Financial Officers (the “Code”) of the Trust. I further certify that I understand the Code and that for the fiscal year ending June 30, 2019 have complied with the requirements of the Code.

/s/ Don Schreiber, Jr.
Name: Don Schreiber, Jr.
Date: 08/25/2020

ABSOLUTE SHARES TRUST
(the “Trust”)

CODE OF ETHICS CERTIFICATION
FOR
PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICERS

I, Steve Van Solkema, Principal Financial Officer of Absolute Shares Trust (the “Trust”), hereby certify that I have received and read the Financial Code of Ethics for Principal Executive and Financial Officers (the “Code”) of the Trust. I further certify that I understand the Code and that for the fiscal year ending June 30, 2020 have complied with the requirements of the Code.

/s/ Steve Van Solkema
Name: Steve Van Solkema

Date: 08/25/2020